HF Foods Appoints Valerie P. Chase to its Board of Directors

Las Vegas, NV – December 15, 2021 – HF Foods Group Inc. (NASDAQ: HFFG), a leading food distributor to Asian restaurants across the Southeast, Pacific and Mountain West regions of the United States (“HF Foods”, “HF Group” or the “Company”), has appointed Valerie P. Chase, an accounting and finance executive with over 15 years of public company and public accounting experience, to the Company’s board of directors effective December 13, 2021.

As a result of Ms. Chase’s appointment, the Company’s board of directors will be expanded from four to five directors. The board will now include four independent directors and Mr. Xiao Mou Zhang (aka Peter Zhang), the CEO of the Company.

Ms. Chase’s experience includes four years with Ernst & Young LLP, achieving senior auditor capacity, from September 2005 to November 2009. From February 2010 to May 2018, Ms. Chase served in roles of increasing responsibility with Apache Corporation, a Houston-based, publicly traded oil & gas exploration and production company, culminating in her role as the manager of accounting policy and financial controls. From May 2018 to September 2021, Ms. Chase served as the vice president, chief accounting officer and controller of Magnolia Oil & Gas Corporation, a Houston based, publicly traded oil & gas exploration and production company.

Ms. Chase holds a Bachelor of Economics degree and a Master of Accounting degree from the University of Michigan in Ann Arbor.

“I am very pleased that Valerie accepted our invitation to join the HF Foods board,” said HF Group Chairman Russell T. Libby. “Her wealth of experience in finance and accounting uniquely complements the strengths of the other members of our board of directors. We strongly believe that Valerie’s appointment will strengthen our overall corporate governance, and her expertise will be of great value to HF Group as we work to enhance our accounting procedures and grow the business both organically and via acquisitions.”

Peter Zhang, CEO of HF Foods added: “By appointing a well-qualified accounting and finance executive to our board of directors, we’ve added another valuable resource who can help us scale more effectively while maintaining adherence to GAAP principles and regulatory frameworks. The entire team at HF Foods joins me personally in applauding Ms. Chase’s coming aboard.”

About HF Foods Group Inc.
HF Foods Group Inc., headquartered in Las Vegas, Nevada, is a leading marketer and distributor of fresh produce, frozen and dry food, and non-food products to primarily Asian/Chinese restaurants and other foodservice customers throughout the Southeast, Pacific and Mountain West regions of the United States. With 13 distribution centers along the U.S. eastern and western seaboards, HF Foods aims to supply the increasing demand for Asian American restaurant cuisine. With an in-house proprietary ordering and inventory control network, more than 10,000 established customers in 21 states, and strong relations with growers and suppliers of food products in the US and China, HF Foods Group is able to offer fresh, high-quality specialty restaurant foods and supplies at economical prices to its large and growing base of customers. For more information, please visit www.hffoodsgroup.com.

Forward-Looking Statements
All statements in this news release other than statements of historical facts are forward-looking statements which contain our current expectations about our future results. We have attempted to identify any forward-looking statements by using words such as “anticipates,” “believes,” “could,” “expects,” “intends,” “may,” “should” and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause the Company’s actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements. Such factors include, but are not limited to, unfavorable macroeconomic conditions in the United States, competition in the food service distribution industry, particularly the entry of new competitors into the Chinese/Asian restaurant market niche, increases in fuel costs or commodity prices, disruption of relationships with vendors and increases in product prices, U.S. government tariffs on products imported into the United States, particularly from China, changes in consumer eating and dining out habits, disruption of relationships with or loss of customers, our ability to execute our acquisition strategy, availability of financing to execute our acquisition strategy, failure to retain our senior management and other key personnel, our ability to attract, train and retain employees, changes in and enforcement of immigration laws, failure to comply with various federal, state and local rules and regulations regarding food safety, sanitation, transportation, minimum wage, overtime and other health and safety laws, product recalls, voluntary recalls or withdrawals if any of the products we distribute are alleged to have caused illness, been mislabeled, misbranded or adulterated or to otherwise have violated applicable government regulations, failure to protect our intellectual property rights, any cyber security incident, other technology disruption, or delay in implementing our information technology systems, statements of assumption underlying any of the foregoing, and other factors disclosed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements.

Investor Relations Contact:
Gateway Investor Relations
Cody Slach
Tel 1-949-574-3860
HFFG@gatewayir.com